Exhibit 3.1

[LOGO]	ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
	(775) 684-5708	Filed in the office of	Document Number
	Website: www.nvsos.gov		20100584367-16
		/s/ Ross Miller	Filing Date and Time
		Ross Miller	08/04/2010 10:41 AM
		Secretary of State	Entity Number
		State of Nevada	E0373532010-9

Articles of Incorporation (PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT				ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	SINO CP TALENT LTD.

2. Registered Agent for Service of Process: (check only one box)	☐ Commercial Registered Agent: Name ☐ Noncommercial Registered Agent OR (name and address below)			☐ Office of Position with Entity (name and address below)
GREENBERG TRAURIG
Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

	3773 HOWARD HUGHES PKWY., STE. 500 NORTH			LAS VEGAS	Nevada	89109
	Street Address			City		Zip Code

Nevada
	Mailing Address (if different from street address)			City		Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value:	100,000,000	Par value per share:	$0.001		Number of shares without par value:

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) ALEX WONG Name 370 KING’S ROAD, 5/F, SUITE 5B Street Address 2) K. W. CHAN Name 370 KING’S ROAD, 5/F, SUITE 5B Street Address		NORTH POINT City NORTH POINT City		HK State HK State	NONE Zip Code NONE Zip Code

5. Purpose: (optional see instructions)	The purpose of the corporation shall be: ALL LAWFUL ACTIVITIES PERMITTED UNDER THE LAWS OF THE STATE OF NEVADA.

6. Name, Address and Signature of Incorporation: (attach additional page if more than one incorporator)	ALEX WONG				X /s/ ALEX WONG
	Name				Incorporator Signature

	370 KING’S ROAD, 5/F, SUITE 5B				NORTH POINT HK NONE
	Street Address				City State Zip Code

7. Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Registered Agent for the above named Entity.
	X /s/ JOHN N. BREWER					AUG. 4 2010
	Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity					Date

Articles of Incorporation
Of
Sino CP Talent Ltd.
a Nevada corporation
(Continued)

Article 3
Shares

Shares.  Sino CP Talent Ltd. (the “Company”) is authorized to issue an aggregate of One Hundred Million (100,000,000) shares of capital stock, $0.001 par value, consisting of Seventy-Five Million (75,000,000) shares of common stock, $0.001 par value (“Common Stock”), and Twenty-Five Million (25,000,000) shares of preferred stock, $0.001 par value (“Preferred Stock”).  The shares of Common Stock and Preferred Stock may be issued from time to time without action by the stockholders and may be issued for such consideration as may be fixed from time to time by the Board of Directors.

3.1                                 Common Stock.  The shares of authorized Common Stock of the Company shall be identical in all respects and shall have equal rights and privileges.

3.2                                 Preferred Stock.  The Board of Directors shall have authority to issue the shares of Preferred Stock from time to time on such terms as it may determine, and to divide the Preferred Stock into one or more series and in connection with the creation of any such series to fix by the resolution or resolutions providing for the issue of shares thereof the voting powers, full or limited, or no voting powers, the designations, powers and relative, participating, optional, or other special rights of such series, and qualifications, limitations, or restrictions thereof, to the full extent now or hereafter permitted by law.  The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations, or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.  All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereof shall be cumulative.  The Board of Directors may increase the number of shares of the Preferred Stock designated for any existing series by a resolution adding to such series authorized and unissued shares of the Preferred Stock not designated for any other series.  The Board of Directors may decrease the number of shares of Preferred Stock designated for any existing series by a resolution, subtracting from such series unissued shares of the Preferred Stock designated for such series, but not issued, and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

3.3                                 Voting Power for Holders of Common Stock and Preferred Stock.  Except as otherwise provided in these Articles of Incorporation, each holder of Common Stock shall be entitled to one vote for each share of Common Stock held by him or her on all matters submitted to stockholders for a vote, and each holder of any series of Preferred Stock shall have no voting rights, either general or specific, of any kind whatsoever except to the extent expressly so provided by the Board of Directors pursuant to Section 3.2 hereof.

Article 8
No Further Assessments

The capital stock, after the amount of the subscription price determined by the board of directors has been paid in money, property, or services, as the Directors shall determine, shall be subject to no further assessment to pay the debts of the corporation, and no stock issued as fully paid up shall ever be assessable or assessed, and these Articles of Incorporation shall not and cannot be amended, regardless of the vote therefore, so as to amend, modify or rescind this Article 8.

Article 9
No Preemptive Rights

Except as otherwise set forth herein, none of the shares of the Corporation shall carry with them any preemptive right to acquire additional or other shares of the corporation and no holder of any stock of the Corporation shall be entitled, as of right, to purchase or subscribe for any part of any unissued shares of stock of the Corporation or for any additional shares of stock, of any class or series, which may at any time be issued, whether now or hereafter authorized, or for any rights, options, or warrants to purchase or receive shares of stock or for any bonds, certificates of indebtedness, debentures, or other securities.

Article 10
No Cumulative Voting

There shall be no cumulative voting of shares.

Article 11
Indemnification of Officers and Directors

11.1                           The Corporation shall indemnify its directors, officers, employee, fiduciaries and agents to the fullest extent permitted under the Nevada Revised Statutes.

11.2                           Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person for whom he is the legal representative is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the law of the State of Nevada from time to time against all expenses, liability and loss (including attorney’s fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right that may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any By-Law, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article.

11.3                           Without limiting the application of the foregoing, the Board of Directors may adopt By-Laws from time to time with respect to indemnification to provide at all times the fullest indemnification permitted by the law of the State of Nevada and may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

11.4                           The private property of the Stockholders, Directors and Officers shall not be subject to the payment of corporate debts to any extent whatsoever.

11.5                           No director, officer or shareholder shall have any personal liability to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except that this provision does not eliminate nor limit in any way the liability of a director or officer for:

(a)                                  Acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or

(b)                                 The payment of dividends in violation of Nevada Revised Statutes (N.R.S.) 78.300.

Article 12

Election Not To Be Governed By Corporate Combinations Act

The Company hereby elects not to be governed by Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes.